Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

March 31, 2025 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF MARCH 31, 2025
(UNAUDITED)

U.S. DOLLARS IN THOUSANDS

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of March 31, 2025, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	March 31,		December 31,
	2025	2024	2024
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
NON-CURRENT ASSETS
Investments in investees	$820,977	$1,000,660	$849,492
Restricted cash	4,655	508	10,109
	825,632	1,001,168	859,601
CURRENT ASSETS
Cash and cash equivalents	615	385	704
Restricted cash	8,540	4,719	3,252
	9,155	5,104	3,956
TOTAL ASSETS	$834,787	$1,006,272	$863,557

EQUITY	$517,521	$694,606	$523,989

NON-CURRENT LIABILITIES
Bonds payable, net	188,483	191,605	298,741

CURRENT LIABILITIES
Accounts payable and accrued liabilities	3,782	4,458	8,208
Bonds payable	104,421	105,244	20,653
Due to owner	20,580	10,359	11,966
	128,783	120,061	40,827
TOTAL LIABILITIES	317,266	311,666	339,568
TOTAL EQUITY AND LIABILITIES	$834,787	$1,006,272	$863,557

The accompanying notes are an integral part of the condensed interim financial data.

May 28, 2025	/s/ Ryan Schluttenhofer	/s/ Jodi Kremerman	/s/ Keith David Hall
Date of approval of	Schluttenhofer, Ryan	Kremerman, Jodi	Hall, Keith David
financial statements	Chief Accounting Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Three months ended March 31,		Year ended December 31,
	2025	2024	2024
	Unaudited		Audited
	U.S. dollars in thousands

Share of loss from investees, net	$(2,396)	$(71,841)	$(190,035)
Advisory fees to affiliate	(2,657)	(3,087)	(11,593)
General and administrative expenses	(491)	(605)	(2,645)
Operating loss	(5,544)	(75,533)	(204,273)
Finance expense	(7,018)	(6,248)	(30,720)
Finance income	110	308	1,005
Loss on extinguishment of debt	—	—	(6,033)
Foreign currency transaction gain (loss), net	5,984	3,913	(3,156)
Net loss	$(6,468)	$(77,560)	$(243,177)
Total comprehensive loss	$(6,468)	$(77,560)	$(243,177)

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Three months ended March 31,		Year ended December 31,
	2025	2024	2024
	Unaudited		Audited
	U.S. dollars in thousands
Cash flows from operating activities
Net loss	$(6,468)	$(77,560)	$(243,177)
Adjustments to reconcile net loss to net cash used in by operating activities:
Share of loss from investees	2,396	71,841	190,035
Finance expense	7,018	6,248	30,720
Distribution from (to) investees, net	12,304	(28,255)	49,109
Foreign currency transaction adjustments, net	(5,984)	(3,913)	3,156
Loss on extinguishment of debt	—	—	6,033
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	123	192	(247)
Restricted cash for operational expenditures	(371)	9,571	(3,389)
Due to affiliates	614	1,496	3,982
Net cash provided by (used in) operating activities	9,632	(20,380)	36,222
Cash flows from investing activities
Distributions from investees, net	13,813	91,670	47,280
Payments on foreign currency derivatives, net	—	(478)	(478)
Net cash provided by (used in) investing activities	13,813	91,192	46,802
Cash flows from financing activities
Payment on bonds payable	(21,184)	(106,021)	(253,229)
Payments of deferred financing costs	(231)	(101)	(4,850)
Interest paid	(10,331)	(6,434)	(21,990)
Release of restricted cash for debt service obligations	261	20,556	26,590
Proceeds from loan from owner	8,000	—	—
Proceeds from bonds payable	—	—	156,746
Distributions to owner	—	(675)	(6,554)
Net cash used in by financing activities	(23,485)	(92,675)	(103,287)
Effect of exchange rate changes on cash and cash equivalents	(49)	745	(536)
Decrease in cash	(89)	(21,118)	(20,799)
Cash, beginning of the period	704	21,503	21,503
Cash, end of the period	$615	$385	$704

Supplemental Disclosure of Noncash Activities:
Asset management fee reimbursement payable to owner	$13,938	$9,284	$11,961
Distribution payable to owner	$—	$1,075	$—

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
NOTE 1:    BASIS OF PREPARATION
a.Separate financial information is prepared in a condensed format as of March 31, 2025 and for the three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial         information on the annual financial statements of the Company as of December 31, 2024 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements).
b.As of March 31, 2025, the Company had a working capital shortfall amounting to $119.6 million, primarily attributed to the debentures principal payment maturing in the year following the date of the statement of financial position. In addition, on January 31, 2026, the Company has a principal repayment of Series B bonds amounting to $106.8 million. The Company has positive cash flow from operations and intends to refinance and execute options to extend or pay down as they come due or issue another bond series and loans and does not anticipate any challenges in refinancing such loans given the Company’s relationship with third-party lenders and its past experience placing debt on its properties. In addition, the Company expects to generate cash flow from additional asset sales and financial securities during 2025. There are no limitations on the Company’s ability to withdraw funds from the Company’s subsidiaries. Accordingly, and based on the projected cash flow prepared by management under various scenarios, the Company and the board of directors expect to generate the resources necessary to repay existing and expected liabilities of the Company in the foreseeable future.
c.In March 2025, S&P Global Ratings Maalot announced an update to the rating for the Series B and D bonds from to ilA+ to ilA and the Series C bonds from ilAA to ilAA-. As a result of the downgrades, the annual interest rate for the Series B and D bonds increased to 4.43% and 10.0%, respectively. According to the Deed of Trust of Series C there was no interest increase. Additionally, as a result of not meeting December 31, 2024 minimum equity covenants for the Series D bonds, the annual interest rate is increased by 0.50% to 10.50%.

NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Israeli Bond Financings
As of March 31, 2025, the Company had bonds outstanding of 1.1 billion Israeli new shekels ($300.5 million as of March 31, 2025) (“Series Bonds”), of which 142.0 million Israeli new shekels ($38.2 million as of March 31, 2025) were collateralized by real estate held through an investee. On January 31, 2025, the Company made the remaining second principal installment payment of 75.3 million Israeli new shekels ($21.0 million as of January 31, 2025) in connection with the Company’s Series B bonds. The Series Bonds principal payments range from January 2026 to February 2029 with interest rates of 4.43% to 10.50%. The deeds of trust that govern the terms of the Series Bonds contain various financial covenants. As of March 31, 2025, the Company was in compliance with all of these financial debt covenants.
The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of March 31, 2025, the Company was in compliance with all covenants under the deed of trust of the Series B bonds; (i) Consolidated Equity Capital of the Company as of March 31, 2025 was $517.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 69%; (iii) the Adjusted

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
NOI was $54.3 million for the trailing twelve months ended March 31, 2025; and (iv) the consolidated scope of projects was $0 as of March 31, 2025.
The Series C bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) and the Loan to Collateral Ratio shall not exceed a rate of 75%. As of March 31, 2025, the Company was in compliance with all covenants under the deed of trust of the Series C bonds; (i) Consolidated Equity Capital of the Company as of March 31, 2025 was $517.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 69%; (iii) and the Loan to Collateral Ratio as of March 31, 2025 was 49%.
The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million. As of March 31, 2025, the Company was in compliance with all covenants under the deed of trust of the Series D bonds; (i) Consolidated Equity Capital of the Company as of March 31, 2025 was $517.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 69%; (iii) and the Adjusted NOI was $54.3 million for the trailing twelve months ended March 31, 2025.
Loan Agreement
In February 2025, the Company entered into an $8.0 million unsecured loan agreement with Pacific Oak Strategic Opportunity Limited Partnership, the Company’s sole owner. The loan carries an annual interest rate of 12% and has an initial maturity in May 2025, with an available 90-day extension exercisable by the Company.

NOTE 3:    SUBSEQUENT EVENT
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

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